Exhibit 10.2








                               December 22, 1998



Mr. William J.  Webb
2635 Derbyshire Road
Cleveland Heights, OH 44106

Dear Bill:

I am pleased to confirm our conversations and extend an employment offer to you, beginning January 4, 1999. Also, I plan to recommend to the Board of Directors to appoint you as President and Chief Executive Officer, of our subsidiary Trex Medical Corporation.

In your position, your staring salary will be $20,833.33 monthly ($250,000 annualized) and you will report directly to me.

You will participate in Trex Medical's management bonus plan which provides you the opportunity to earn additional compensation based on individual and company performance toward assigned objectives. Your reference bonus is $110,000 subject to a multiplier of 0-2 times based on a combination of subjective and objective factors, the details of which will be provided to you. You will receive a minimum bonus at the rate of $200,000 per year for the calendar years 1999 and 2000 paid quarterly in arrears. To be eligible for a quarterly bonus payment, you must be actively employed at the end of the calendar year.

In addition, you will receive a sign-on bonus of $60,000. This bonus will be paid to you after the completion of 90 days of employment.

I intend to recommend that the Human Resources Committee of the appropriate board of directors approve the grant to you of options to purchase shares of stock in the following companies:

           Trex Medical        400,000 shares
           Thermo Trex         70,000 shares
           Thermo Electron     40,000 shares




The stock options will be at market value as of the date of the grant. The length of the options are 7 years, vesting over 5 years. Other terms of these options are detailed in the enclosed Summary of Terms. All stock options are subject to all terms and conditions of the stock option agreements which will be given to you when approved. As an executive officer of Trex Medical you will be required to comply with applicable laws and regulations relating to transactions involving the stock of Thermo Electron and its subsidiaries, including applicable securities laws and regulations. You will also be required to comply with applicable policies and procedures of Thermo Electron and its subsidiaries relating to ownership of and transactions involving the stock of Thermo Electron and its subsidiaries, including policies and procedures relating to the pre-clearance of transactions and the exercise of stock options. Thermo Electron may impose minimum shareholding requirements with respect to particular officers and may require those shares to be held for indeterminate periods of time. Thermo Electron management may impose additional restrictions or manage timing relating to transactions involving shares of Thermo Electron and its subsidiaries and the exercise of stock options.

You will be eligible to participate in Trex Medical's executive automobile program which provides you with an automobile cash allowance. Under the program you will receive a quarterly automobile allowance paid in arrears for $2,625.

Since it will be necessary for you to relocate to the Danbury, CT area you will be provided with relocation assistance as outlined in the enclosed attachment.

You will be eligible upon employment to participate in the Company's standard employee benefit programs being provided to Trex Medical's management personnel. Information related to these programs will be provided under separate cover.

In accordance with our standard employment practice, you will be required to a sign a Company Information and Invention Agreement, as well as an acknowledgment of company policies on Drugs and Alcohol In The Workplace, Business Conduct and Sexual Harassment. Copies of which will also be provided under separate cover.

Your employment status with Trex Medical is "at will" which means that your employment is not guaranteed for any definite period of time and may be terminated by you or Trex Medical at any time for any reason with or without cause or advance notice. Your employment status may not be altered except by written agreement signed by me.

I look forward to having you join us and I am confident that you will be an excellent addition to the Thermo family.

After your review, please telephone me if you have any questions.

Very truly yours,

/s/ Gary S. Weinstein

Gary S. Weinstein
President and CEO
Thermo Trex Corporation

                                   Agreed to:


                                    /s/   William J. Webb
                                          William J. Webb

                               Date:      January 4, 1999
                              SUMMARY OF TERMS*

            NONQUALIFIED STOCK OPTION - Type A - 7 Year

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    Length of Option:           7 years from the date of grant

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    Vesting Schedule:           Deemed   to  vest   20%  per   year,
                                beginning     with     the     first
                                anniversary of the grant date
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    May be Exercised:           Any  time   after   grant  date  and
                                before end of term
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    Payment    of     Exercised     Check  payable to  Company  that
   Shares:                         granted the option
                                    Trade previously-owned shares (Must have
                                   been owned for 6 months if such shares were
                                   acquired by the exercise of an option.)
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    Resale Restrictions:        Exercised    shares   may   not   be
                                transferred   or  sold  to   parties
                                other than the Company until vested.
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    Tax  Treatment of Exercised     Difference  between the exercise
   Shares:                         price and the fair  market  value
                                   of vested  shares on the exercise
                                   date   is   considered   Ordinary
                                   Income.
                                    Ordinary Income is measured on non-vested
                                   shares when they vest (anniversary of the
                                   grant date).
                                    Tax withholding requirement:
                                   FEDERAL:    Minimum 28%
                                   STATE:    Statutory Rate
                                   FICA:   Statutory   Rates  up  to
                                   Specified Limits
---------------------------------------------------------------------
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    Payment of Taxes:               Check    payable   to   employer
                                   Company
                                    "Stock Withholding"
                                    Surrender       previously-owned
                                   shares
---------------------------------------------------------------------
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    Rights on Termination:      Vested   Options  may  be  exercised
   Voluntary,        Discharge, within   90  days  of   termination;
   Release                      Non-vested and  unexercised  options
   Retirement  or  Disability . are   forfeited;   Non-vested  but
   . . . . . . . .              exercised  options must be sold back
                                to the Company at cost.
---------------------------------------------------------------------
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      Death  .  . . . . . . . . Vested options may be exercised,  by
 . . . . . . . . . . . . . . .   the  optionee's  heirs,  within  180
                                days  of  death;   Non-vested  and
                                unexercised options are forfeited;
                                Non-vested  but  exercised   options
                                must be sold back to the  Company at
                                      cost.
---------------------------------------------------------------------
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      Special    extension   of If your date of  termination  occurs
time of                         within  180 days  before  Section 12
      Section  12  Registration Registration,   you   may   exercise
 . . . . . . . . . .             vested  options  (as of the  date of
                                your  termination)  between  90 days
                                and  120  days   after   Section  12
                                Registration.
---------------------------------------------------------------------
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* This  summary  is  qualified  in its  entirety  to the  terms  and conditions of the written and signed
      option agreement between the optionee and the Company.
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                                 WILLIAM J. WEBB
                          Relocation Assistance Program


A. Trex Medical Corporation (the "Company") will provide relocation expenses for you related to your move to the Danbury, CT area on the terms below.

B. When selling your home, you are responsible for handling all arrangements and details with respect to the sale and closing of the title related to your home. The Company will not purchase or otherwise acquire title to your residence.

C. After your primary residence has been sold, the following relocation expenses will be paid by the Company:

      1. Broker commission related to the sale of your primary residence up to 5% of the selling price.

      2. Normal closing costs and attorneys' fees covering the sale of your present home.

      3. Normal closing costs covering the purchase of a new home excluding origination fees (points) related to obtaining a new mortgage.

      4. Costs of packing and moving of normal household goods, including up to 2 automobiles.

      5.   Storage of goods, if necessary, for up to ninety (90) days.

      6. Tolls and mileage for use of personal automobiles that are driven to the new residence.

      7. Reasonable travel expenses for your family when moving to your new residence.

      8. Necessary pre-move trips of you and your wife to look for housing at the new location, up to a maximum of three (3) trips.

      9. Temporary and necessary rental housing expenses for you pending your family's move to the new location for a period usually up to 6 months.

D. The Company's payment of these relocation expenses, with the exception of items 4, 6 and 7, will be included in your gross income for income tax purposes, and such, will be reported as wages on your W-2 statement at year-end. To help offset the additional taxes due related to these relocation payments, the Company will add a one-time payment equal to 40% of items 1, 2, 3, 5, 8 and 9 to your gross wages.




Additional Agreements:    W J Webb and G. Weinstein

1) Severance pay: One year salary and bonus, minimum of $450,000.

2) Gross up of relocation expenses at 66%.

3) Broker's fee reimbursement of 6%.

4)     Life  insurance  at  $900,000  ($450,000),   including  Trex
      Medical standard.

5) Interest free loan to purchase $360,000 of Trex Medical stock.

6) Assistance with new home down payment, if requested.